Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Second quarter revenue of $1.1 billion, up 5% year-over-year and when adjusted for foreign exchange*

Cloud Infrastructure Services revenue of $99 million, up 39% year-over-year and when adjusted for foreign exchange*

Security revenue of $604 million, up 10% year-over-year and up 9% when adjusted for foreign exchange*

GAAP net income per diluted share of $0.52, down 27% year-over-year and down 22% when adjusted for foreign exchange*, and non-GAAP net income per diluted share* of $1.59, down 8% year-over-year and down 6% when adjusted for foreign exchange*

U.S.-based technology company commits to more than $600 million over four years for Cloud Infrastructure Services to power robotics development

CAMBRIDGE, Mass. – August 6, 2026 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today reported financial results for the second quarter ended June 30, 2026.

“Akamai delivered a strong second quarter, highlighted by sustained momentum across our security and Cloud Infrastructure Services (CIS) portfolios,” said Dr. Tom Leighton, Akamai's Chief Executive Officer. “We are especially excited by the rapid growth of our CIS portfolio. Year-to-date, we have signed numerous customers to multi-year CIS contracts, collectively worth over $2.8 billion. This includes a contract with a U.S.-based technology company, which is also a new customer, worth more than $600 million over four years. These major contract wins validate Akamai's growing position as a key AI infrastructure provider.”

Akamai delivered the following results for the second quarter ended June 30, 2026:

Revenue: Revenue was $1.100 billion, a 5% increase over second quarter 2025 revenue of $1.043 billion and a 5% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $604 million, up 10% year-over-year and up 9% when adjusted for foreign exchange*
•Delivery and other cloud applications revenue was $396 million, down 6% year-over-year and down 5% when adjusted for foreign exchange*
•Cloud infrastructure services revenue was $99 million, up 39% year-over-year and when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $550 million, up 4% year-over-year
•International revenue was $549 million, up 6% year-over-year and up 7% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $80 million, a 47% decrease from second quarter 2025. GAAP operating margin for the second quarter was 7%, down 8 percentage points from the same period last year.

Non-GAAP income from operations* was $271 million, a 12% decrease from second quarter 2025. Non-GAAP operating margin* for the second quarter was 25%, down 5 percentage points from the same period last year.

Net income: GAAP net income was $79 million, a 23% decrease from second quarter 2025. Non-GAAP net income* was $236 million, down 6% from second quarter 2025.

EPS: GAAP net income per diluted share was $0.52, a 27% decrease from second quarter 2025 and a 22% decrease when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.59, an 8% decrease from second quarter 2025 and a 6% decrease when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $416 million, a 6% decrease from second quarter 2025.

Supplemental cash information: Cash from operations for the second quarter of 2026 was $326 million, or 30% of revenue. Cash, cash equivalents and marketable securities was $4.616 billion as of June 30, 2026.

Share repurchases: The Company spent $410 million in the second quarter of 2026 to repurchase 3 million shares of common stock at a weighted average price of $134.54 per share. The Company had 144 million shares of common stock outstanding as of June 30, 2026.

Financial guidance: The Company reports the following financial guidance for the third quarter and full year 2026:

	Three Months Ending September 30, 2026		Year Ending December 31, 2026
	Low End	High End	Low End	High End
Revenue (in millions)	$1,105	$1,130	$4,445	$4,530
Non-GAAP operating margin *	24%	26%	25%	26%
Non-GAAP net income per diluted share *	$1.60	$1.80	$6.40	$7.05
Non-GAAP tax rate*	19%	19%	19%	19%
Shares used in non-GAAP per diluted share calculations * (in millions)	150	150	150	150

The guidance that is provided on a non-GAAP basis cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

* See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-669-9658 (or 1-412-317-0088 for international calls) and using passcode 8525174. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense in depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence. Learn more at akamai.com and akamai.com/blog, or follow Akamai Technologies on X and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,480,257	$930,231
Marketable securities	1,875,130	256,302
Accounts receivable, net	953,445	793,666
Prepaid expenses and other current assets	341,254	306,481
Total current assets	4,650,086	2,286,680
Marketable securities	1,260,918	733,228
Property and equipment, net	2,636,028	2,333,462
Operating lease right-of-use assets	1,689,018	1,469,700
Acquired intangible assets, net	564,281	614,542
Goodwill	3,202,854	3,206,525
Deferred income tax assets	852,383	622,776
Other assets	217,852	212,730
Total assets	$15,073,420	$11,479,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$273,378	$125,054
Accrued expenses	277,771	319,622
Deferred revenue	200,269	151,186
Convertible senior notes	1,705,576	—
Operating lease liabilities	370,448	336,613
Other current liabilities	13,777	35,043
Total current liabilities	2,841,219	967,518
Deferred revenue	21,337	17,088
Deferred income tax liabilities	40,077	31,089
Convertible senior notes	5,857,252	4,105,355
Operating lease liabilities	1,405,710	1,233,420
Other liabilities	159,308	147,802
Total liabilities	10,324,903	6,502,272
Total stockholders’ equity	4,748,517	4,977,371
Total liabilities and stockholders’ equity	$15,073,420	$11,479,643

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$1,099,682	$1,073,610	$1,043,494	$2,173,292	$2,058,633
Costs and operating expenses:
Cost of revenue (1) (2)	485,932	471,299	426,535	957,231	845,480
Research and development (1)	148,821	141,576	125,838	290,397	249,387
Sales and marketing (1)	170,045	157,062	146,239	327,107	280,370
General and administrative (1) (2)	187,686	163,809	162,597	351,495	318,530
Amortization of acquired intangible assets	25,089	25,187	27,721	50,276	55,358
Restructuring charge	1,825	183	3,103	2,008	3,464
Total costs and operating expenses	1,019,398	959,116	892,033	1,978,514	1,752,589
Income from operations	80,284	114,494	151,461	194,778	306,044
Interest and marketable securities income, net	31,672	17,547	14,129	49,219	33,659
Interest expense	(9,078)	(8,257)	(8,201)	(17,335)	(14,951)
Other (expense) income, net	(2,851)	(1,786)	(5,451)	(4,637)	569
Income before provision for income taxes	100,027	121,998	151,938	222,025	325,321
Provision for income taxes	20,623	15,679	48,320	36,302	98,532
Net income	$79,404	$106,319	$103,618	$185,723	$226,789

Net income per share:
Basic	$0.55	$0.73	$0.72	$1.28	$1.54
Diluted	$0.52	$0.71	$0.71	$1.22	$1.53

Shares used in per share calculations:
Basic	144,660	145,270	144,757	144,965	146,905
Diluted	153,686	150,022	145,249	151,854	148,156

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$79,404	$106,319	$103,618	$185,723	$226,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	185,537	183,751	175,461	369,288	349,483
Stock-based compensation	146,290	128,681	112,776	274,971	224,754
(Benefit) provision for deferred income taxes	(2,732)	(1,749)	12,680	(4,481)	44,063
Amortization of debt issuance costs	3,032	2,148	1,645	5,180	3,250
Gain on investments	—	—	—	—	(9,313)
Other non-cash reconciling items, net	3,716	2,709	1,840	6,425	3,982
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(77,532)	(94,272)	(7,440)	(171,804)	(33,117)
Prepaid expenses and other current assets	(23,245)	(10,096)	7,430	(33,341)	(29,699)
Accounts payable and accrued expenses	26,941	(42,035)	25,365	(15,094)	(84,541)
Deferred revenue	(2,295)	56,281	8,169	53,986	23,117
Other current liabilities	(11,856)	(10,353)	(2,181)	(22,209)	(22,457)
Other non-current assets and liabilities	(994)	(8,876)	19,786	(9,870)	14,038
Net cash provided by operating activities	326,266	312,508	459,149	638,774	710,349
Cash flows from investing activities:
Cash (paid) received for business acquisition, net of cash acquired	(37)	—	790	(37)	790
Cash paid for asset acquisition	—	—	—	—	(29,930)
Purchases of property and equipment and capitalization of internal-use software development costs	(225,753)	(191,847)	(223,781)	(417,600)	(419,789)
Purchases of short- and long-term marketable securities	(2,106,653)	(161,455)	(662,715)	(2,268,108)	(669,795)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	79,482	35,606	206,270	115,088	1,319,225
Other, net	(1,304)	(1,798)	(3,430)	(3,102)	(6,521)
Net cash (used in) provided by investing activities	(2,254,265)	(319,494)	(682,866)	(2,573,759)	193,980

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	—	250,000	—	250,000
Repayment from borrowings under revolving credit facility	—	—	(250,000)	—	(250,000)
Proceeds from the issuance of convertible senior notes, net of issuance costs	3,452,749	—	1,702,188	3,452,749	1,702,188
Proceeds from the issuance of warrants related to convertible senior notes	657,125	—	330,855	657,125	330,855
Purchases of note hedges related to convertible senior notes	(893,725)	—	(605,820)	(893,725)	(605,820)
Repayment of convertible senior notes	—	—	(1,149,992)	—	(1,149,992)
Proceeds from the issuance of common stock under stock plans	14,348	21,619	9,059	35,967	29,241
Employee taxes paid related to net share settlement of stock-based awards	(43,502)	(106,574)	(25,866)	(150,076)	(97,929)
Repurchases of common stock	(409,858)	(205,886)	(300,000)	(615,744)	(799,963)
Other, net	(591)	(868)	(1,629)	(1,459)	(2,035)
Net cash provided by (used in) financing activities	2,776,546	(291,709)	(41,205)	2,484,837	(593,455)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	6,251	(5,672)	16,070	579	21,501
Net increase (decrease) in cash, cash equivalents and restricted cash	854,798	(304,367)	(248,852)	550,431	332,375
Cash, cash equivalents and restricted cash at beginning of period	626,941	931,308	1,100,311	931,308	519,084
Cash, cash equivalents and restricted cash at end of period	$1,481,739	$626,941	$851,459	$1,481,739	$851,459

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION (1)

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Security	$604,436	$589,790	$551,914	$1,194,226	$1,082,609
Delivery and other cloud applications	395,927	389,208	420,117	785,135	836,960
Cloud infrastructure services	99,319	94,612	71,463	193,931	139,064
Total revenue	$1,099,682	$1,073,610	$1,043,494	$2,173,292	$2,058,633
Revenue growth rates year-over-year:
Security	10%	11%	11%	10%	9%
Delivery and other cloud applications	(6)	(7)	(1)	(6)	(4)
Cloud infrastructure services	39	40	30	39	30
Total revenue	5%	6%	7%	6%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Security	9%	9%	10%	9%	10%
Delivery and other cloud applications	(5)	(8)	(2)	(6)	(4)
Cloud infrastructure services	39	39	29	39	30
Total revenue	5%	4%	6%	5%	5%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
U.S.	$550,426	$543,147	$527,607	$1,093,573	$1,056,346
International	549,256	530,463	515,887	1,079,719	1,002,287
Total revenue	$1,099,682	$1,073,610	$1,043,494	$2,173,292	$2,058,633
Revenue growth rates year-over-year:
U.S.	4%	3%	4%	4%	3%
International	6	9	10	8	6
Total revenue	5%	6%	7%	6%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
U.S.	4%	3%	4%	4%	3%
International	7	5	8	6	7
Total revenue	5%	4%	6%	5%	5%

(1) Beginning with the first quarter of 2026, the Company began reporting its revenue in three solution categories: security, delivery and other cloud applications and cloud infrastructure services. Recognizing cloud infrastructure services as a primary growth area and a significant focus of investment in the Company's cloud computing portfolio, the Company began reporting its revenue separately. Prior period amounts reported in the table for revenue by solution category have been recast to reflect this change.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Six Months Ended
(in thousands, except end of period statistics)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Stock-based compensation:
Cost of revenue	$24,659	$21,677	$19,314	$46,336	$38,242
Research and development	53,997	48,857	39,803	102,854	82,071
Sales and marketing	26,456	24,981	22,263	51,437	44,703
General and administrative	41,178	33,166	31,396	74,344	59,738
Total stock-based compensation	$146,290	$128,681	$112,776	$274,971	$224,754

Depreciation and amortization:
Network-related depreciation	$84,735	$84,048	$81,824	$168,783	$160,149
Capitalized internal-use software development amortization	43,221	42,568	38,059	85,789	78,154
Other depreciation and amortization	17,400	17,251	15,874	34,651	31,758
Non-GAAP depreciation and amortization (1)	145,356	143,867	135,757	289,223	270,061
Capitalized stock-based compensation amortization (2)	14,924	14,538	11,864	29,462	23,827
Capitalized interest expense amortization (2)	168	159	119	327	237
Amortization of acquired intangible assets	25,089	25,187	27,721	50,276	55,358
Total depreciation and amortization	$185,537	$183,751	$175,461	$369,288	$349,483

Capital expenditures (1) (3):
Purchases of property and equipment	$261,732	$118,915	$135,597	$380,647	$283,587
Capitalized internal-use software development costs	84,804	87,422	78,584	172,226	156,494
Total capital expenditures	$346,536	$206,337	$214,181	$552,873	$440,081
Capex as a percentage of revenue (1)	32%	19%	21%	25%	21%

End of period statistics:
Number of employees	11,540	11,419	10,944

(1) See Use of Non-GAAP Financial Measures below for a definition
(2) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized related to cloud-computing arrangements. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(3) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Income from operations	$80,284	$114,494	$151,461	$194,778	$306,044
GAAP operating margin	7%	11%	15%	9%	15%
Amortization of acquired intangible assets	25,089	25,187	27,721	50,276	55,358
Stock-based compensation	146,290	128,681	112,776	274,971	224,754
Amortization of capitalized stock-based compensation and capitalized interest expense	15,434	15,016	12,288	30,450	24,647
Restructuring charge	1,825	183	3,103	2,008	3,464
Acquisition-related costs (benefit)	1,788	(759)	1,274	1,029	1,369
Operating adjustments	190,426	168,308	157,162	358,734	309,592
Non-GAAP income from operations	$270,710	$282,802	$308,623	$553,512	$615,636
Non-GAAP operating margin	25%	26%	30%	25%	30%

Net income	$79,404	$106,319	$103,618	$185,723	$226,789
Operating adjustments (from above)	190,426	168,308	157,162	358,734	309,592
Amortization of debt issuance costs	3,032	2,148	1,645	5,180	3,250
Gain on cost method investments, net	—	—	—	—	(9,313)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(37,039)	(37,515)	(11,069)	(74,554)	(22,866)
Non-GAAP net income	$235,823	$239,260	$251,356	$475,083	$507,452

GAAP tax rate	21%	13%	32%	16%	30%
Income tax effect of non-GAAP adjustments and certain discrete tax items	(1)	5	(13)	3	(11)
Non-GAAP tax rate	20%	18%	19%	19%	19%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income per diluted share	$0.52	$0.71	$0.71	$1.22	$1.53
Adjustments to net income:
Amortization of acquired intangible assets	0.16	0.17	0.19	0.33	0.37
Stock-based compensation	0.95	0.86	0.78	1.81	1.52
Amortization of capitalized stock-based compensation and capitalized interest expense	0.10	0.10	0.08	0.20	0.17
Restructuring charge	0.01	—	0.02	0.01	0.02
Acquisition-related costs (benefit)	0.01	(0.01)	0.01	0.01	0.01
Amortization of debt issuance costs	0.02	0.01	0.01	0.03	0.02
Gain on cost method investments, net	—	—	—	—	(0.06)
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.24)	(0.25)	(0.08)	(0.49)	(0.15)
Adjustment for shares (1)	0.06	0.02	—	0.07	—
Non-GAAP net income per diluted share	$1.59	$1.61	$1.73	$3.20	$3.43

Shares used in GAAP per diluted share calculations	153,686	150,022	145,249	151,854	148,156
Impact of benefit from note hedge transactions (1)	(5,353)	(1,338)	—	(3,346)	—
Shares used in non-GAAP per diluted share calculations (1)	148,333	148,684	145,249	148,508	148,156

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three and six months ended June 30, 2026 and for the three months ended March 31, 2026 for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price exceeded the initial conversion price of one or more of Akamai's convertible senior notes. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$79,404	$106,319	$103,618	$185,723	$226,789
Net income margin	7%	10%	10%	9%	11%
Interest and marketable securities income, net	(31,672)	(17,547)	(14,129)	(49,219)	(33,659)
Provision for income taxes	20,623	15,679	48,320	36,302	98,532
Depreciation and amortization	145,356	143,867	135,757	289,223	270,061
Amortization of capitalized stock-based compensation and capitalized interest expense	15,434	15,016	12,288	30,450	24,647
Amortization of acquired intangible assets	25,089	25,187	27,721	50,276	55,358
Stock-based compensation	146,290	128,681	112,776	274,971	224,754
Restructuring charge	1,825	183	3,103	2,008	3,464
Acquisition-related costs (benefit)	1,788	(759)	1,274	1,029	1,369
Interest expense	9,078	8,257	8,201	17,335	14,951
Gain on cost method investments, net	—	—	—	—	(9,313)
Other expense, net	2,851	1,786	5,451	4,637	8,744
Adjusted EBITDA	$416,066	$426,669	$444,380	$842,735	$885,697
Adjusted EBITDA margin	38%	40%	43%	39%	43%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures, non-GAAP depreciation and amortization, capex as a percentage of revenue and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of non-GAAP financial measures used in its financial reporting and investor presentations to the most directly comparable GAAP financial measures. This reconciliation can be found in the “Supplemental Financial Information” on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets, short-term incentive awards with a one year vest and shares issued as part of a retirement savings program. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – The issuance costs of Akamai's convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on cost method investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of cost method investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; legal settlements; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of Akamai's convertible senior notes. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2033, 2032, 2030, 2029 and 2027, and those that matured in 2025, unless Akamai's weighted average stock price is greater than $93.01, $190.81, $201.41, $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; gains and losses on cost method investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Capital expenditures, or capex – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, stated as a percentage of revenue.

Non-GAAP depreciation and amortization – GAAP depreciation and amortization (which consists of depreciation and amortization of property and equipment, capitalized stock-based compensation, capitalized interest expense and acquired intangible assets), less depreciation and amortization excluded from non-GAAP results (which consists of depreciation and amortization of capitalized stock-based compensation, capitalized interest expense and acquired intangible assets).

Impact of foreign currency exchange rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, generally its consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and related management commentary on our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai, including our outlook, guidance, growth objectives, statements about anticipated revenue growth rates and profitability trends for future periods, statements about the anticipated benefits, timing, revenue and capital expenditure associated with customer commitments, statements about the expected economics and profitability of our cloud infrastructure services contracts, statements about expected levels of capital expenditure and infrastructure deployment and statements about our products, including Akamai Inference Cloud, and their anticipated capabilities, scalability and performance. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “committed,” “positioned,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure, changing business models and competition from established and emerging providers of AI infrastructure and cloud computing services; changes in customer or user preferences or demands; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, fluctuating interest rates, foreign currency exchange rate and monetary supply fluctuations, international tensions and volatility in capital markets; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the U.S.-Israel military conflict with Iran and related hostilities in the Middle East; continuing supply chain and logistics costs, constraints, changes or disruptions; risks associated with large customer commitments, including the customer’s ability to fulfill its purchase obligations, our ability to deploy the infrastructure necessary to service such commitments on anticipated timelines and our ability to procure sufficient hardware and memory at anticipated costs and on anticipated delivery schedules; our ability to convert pipeline opportunities into signed contracts; our ability to achieve projected levels of capital expenditure and the anticipated returns therefrom; defects or disruptions in our products or IT systems, including outages, cyber-attacks, data breaches or malware; difficulties in integrating our acquisitions and investments; failure to realize the expected benefits of any of our acquisitions, reorganizations or investments; changes to economic, political and regulatory conditions in the United States and internationally, including changes in government policies, regulations and resources; our ability to attract and retain key personnel; delay in developing or failure to develop new products, service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.